Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this amended Form S-1, of our audit report dated June 26, 2014 relative to the financial statements of Electric Vehicle Research Corporation as of December 31, 2013 and for the period from Inception (June 13, 2013) through December 31, 2013.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

July 21, 2104